Exhibit 99.1
NanoString Technologies Releases Operating Results for First Quarter of 2023
– Q1 Revenue of $35.8 Million –
- Total Spatial Biology and nCounter Revenue Above Upper End of Q1 Guidance Ranges -
- Raising Annual Revenue Guidance to $175-185 Million -
SEATTLE - May 3, 2023 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the first quarter ended March 31, 2023.
“2023 is off to a strong start, with spatial biology revenue up more than 75% over the prior year,” said Brad Gray, President and CEO of NanoString. “Demand for our CosMx Spatial Molecular Imager is robust, with new orders driving an increase in CosMx backlog even as we accelerated shipments in the first quarter. We also generated sequential and year-over-year growth in consumable revenue across all our platforms.”
First Quarter Financial Highlights
•Total revenue of $35.8 million
•Spatial biology revenue of $17.1 million
•nCounter® revenue, inclusive of all service and other revenue, of $18.7 million
•Cash, cash equivalents and short-term investments balance of $154.6 million as of March 31, 2023
Spatial Biology
•Accelerated CosMx shipments during Q1, resulting in Q1 spatial biology instrument revenue growth of 110% year-over-year
•Increased CosMx revenue backlog in Q1, with revenue to be recognized in future periods from cumulative orders received exceeding $40 million
•Grew total spatial biology system installed base to approximately 385 systems, an increase of approximately 31% year-over-year
•Recorded spatial biology consumables revenue growth of 44% year-over-year, with steady GeoMx consumables pull-through over a larger installed base supplemented by growing shipments of CosMx consumables
•Approximately 120 abstracts highlighted at the American Association of Cancer Research (AACR) Annual Meeting. Nearly 60 spatial abstracts using GeoMx or CosMx, an increase of more than 40% over the prior year
•Total peer-reviewed publications featuring our spatial biology platforms were approximately 232 as of March 31, 2023, representing an increase of approximately 122 publications in the last 12 months
nCounter
•Total installed base of our nCounter platforms of approximately 1,130, an increase of approximately 6% year-over-year
•Total peer-reviewed publications featuring nCounter were approximately 6,820 as of March 31, 2023, representing an increase of approximately 1,570 publications in the last 12 months

2023 Outlook
The company updated its previous financial outlook for 2023, with results now expected as follows:
•Total revenue of $175 to $185 million, as compared to the previous range of $170 to $180 million.
◦Spatial biology revenue of $100 to $105 million, as compared to the previous spatial biology revenue range of $95 to $100 million
◦nCounter revenue, inclusive of all service and other revenue, of $75 to $80 million, unchanged from the previous guidance range
•Adjusted EBITDA loss of $65 to $75 million, unchanged from the previous range
Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the tables at the end of this press release.

(dollars in thousands)	Three Months Ended March 31,
	GAAP		Non-GAAP
	2023	2022	2023	2022
Total revenue	$35,805	$31,080	$35,805	$31,080
Cost of revenue	22,871	14,778	20,552	13,789
Gross margin	36%	52%	43%	56%
Research and development	16,118	17,417	12,655	14,956
Selling, general and administrative	37,366	36,355	29,762	29,397
Adjusted EBITDA	N / A	N / A	(27,164)	(27,062)

Non-operating expense, net	(688)	(2,030)	(688)	(2,030)
Net loss	$(41,238)	$(39,500)	$(27,852)	$(29,092)
Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at https://investors.nanostring.com/financials/quarterly-results/default.aspx, supplemental financial data that include our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the first quarter of 2023 and for each quarter of and the full year of 2022.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting https://events.q4inc.com/attendee/850976054. After registering, an email confirmation will be sent including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning May 3, 2023 at 7:30pm ET through midnight ET on May 17, 2023. To access the replay, dial (866) 813-9403 or (929) 458-6194 and reference Conference ID: 573494. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures, including Adjusted EBITDA, to corresponding GAAP measures is not available without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future, and we are also unable to predict the probable significance of such adjusted guidance measures. Accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for adjusted guidance measures provided in this press release. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies, a leader in spatial biology, offers an ecosystem of innovative discovery and translational research solutions, empowering our customers to map the universe of biology. The GeoMx® Digital Spatial Profiler is a flexible and consistent solution combining the power of whole tissue imaging with gene expression and protein data for spatial whole transcriptomics and proteomics. The CosMx™ Spatial Molecular Imager is a single-cell imaging platform powered by spatial multiomics enabling researchers to map single cells in their native environments to extract deep biological insights and novel discoveries from one experiment. The AtoMx™ Spatial Informatics Platform is a cloud-based informatics solution with advanced analytics and global collaboration capabilities, enabling powerful spatial biology insights anytime, anywhere. At the foundation of our research tools is our nCounter® Analysis System, which offers a secure way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, future operating results, future cash flows, the impact of new products, the growth trajectory of our nCounter, GeoMx and CosMx franchises, our estimated 2023 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, CosMx, AtoMx and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2023	2022
Revenue:
Instruments	$11,370	$9,103
Consumables	19,776	17,468
Services and other	4,659	4,509
Total revenue	35,805	31,080
Costs and expenses:
Cost of revenue	22,871	14,778
Research and development	16,118	17,417
Selling, general and administrative	37,366	36,355
Total costs and expenses (a) (b)	76,355	68,550
Loss from operations	(40,550)	(37,470)
Other income (expense):
Interest income	1,285	151
Interest expense	(1,891)	(1,883)
Other income expense, net	(7)	(217)
Total other expense, net	(613)	(1,949)
Net loss before provision for income taxes	(41,163)	(39,419)
Provision for income taxes	(75)	(81)
Net loss	$(41,238)	$(39,500)
Net loss per share, basic and diluted	$(0.88)	$(0.86)
Weighted average shares used in computing basic and diluted net loss per share	46,936	45,998

(a) Includes $7.6 million and $7.7 million of stock-based compensation expense for the three month period ended March 31, 2023, and 2022, respectively.
(b) Includes $3.5 million and $1.5 million of depreciation and amortization expense for the three month period ended March 31, 2023 and 2022, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	March 31,	December 31,
	2023	2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$121,408	$112,250
Restricted cash and equivalents	625	898
Short-term investments	33,236	84,282
Accounts receivable, net	34,867	31,506
Inventory, net	46,711	43,273
Prepaid expenses and other	15,011	14,565
Total current assets	251,858	286,774
Property and equipment, net	47,729	44,457
Operating lease right-of-use assets	16,484	17,581
Other assets	4,344	4,600
Total assets	$320,415	$353,412
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,486	$16,619
Accrued liabilities	6,181	7,884
Accrued compensation and other employee benefits	12,604	17,494
Customer deposits	1,741	1,757
Deferred revenue and other liabilities, current portion	11,646	9,588
Operating lease liabilities, current portion	5,333	5,518
Total current liabilities	57,991	58,860
Deferred revenue and other liabilities, net of current portion	4,600	3,754
Long-term debt, net	227,001	226,622
Operating lease liabilities, net of current portion	17,203	18,362
Total liabilities	306,795	307,598
Total stockholders’ equity	13,620	45,814
Total liabilities and stockholders’ equity	$320,415	$353,412

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of revenue, gross margin, research and development expense and selling, general and administrative expense and net loss. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude certain expenses related to cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for stock-based compensation expense, depreciation and amortization, net interest expense, net other expense, provision for income tax and other special items as determined by management, including certain expenses related to cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses.

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands).

	Three Months Ended March 31,
	2023	2022
Net loss - GAAP	$(41,238)	$(39,500)
Stock-based compensation	7,626	7,667
Depreciation and amortization	3,536	1,543
Interest expense, net	606	1,732
Other expense, net	7	217
Provision for income taxes	75	81
Other business development expense	—	349
Litigation expense	2,071	693
Cloud computing arrangement implementation expense	153	156
Adjusted EBITDA - non-GAAP	(27,164)	(27,062)
Non-operating expense, net	(688)	(2,030)
Net loss - non-GAAP	$(27,852)	$(29,092)

	Three Months Ended March 31,
	2023	2022
GAAP Cost of revenue	$22,871	$14,778
Stock-based compensation	(792)	(576)
Depreciation and amortization	(1,527)	(413)
Non-GAAP Cost of revenue	$20,552	$13,789

GAAP Gross margin	36%	52%
Non-GAAP Gross margin	43%	56%

GAAP Research and development	$16,118	$17,417
Stock-based compensation	(1,962)	(1,743)
Depreciation and amortization	(1,501)	(718)
Non-GAAP Research and development	$12,655	$14,956

GAAP Selling, general and administrative	$37,366	$36,355
Stock-based compensation	(4,872)	(5,348)
Depreciation and amortization	(508)	(412)
Other business development activities	—	(349)
Litigation expense	(2,071)	(693)
Cloud computing arrangements implementation expense	(153)	(156)
Non-GAAP Selling, general and administrative	$29,762	$29,397